Exhibit 5.1

Yuval Horn, Keren Kanir*, Roy Ribon, Ohad Mamann, Orly Sternfeld, Paz Abercohen,
Danielle Wassner, Shimrit Roznek, Yonatan Levinstein, Assaf Unger, Uri Dotan, Maya Weiss Donin, Victoria Zilberman, Alon Shafrir, Tal Gazanda, Anat Polyachenko, Shira Brami, Yuval Haddad

* Also admitted in New York

Tel-Aviv, March 25, 2020

To:

Therapix Biosciences Ltd.

4 Ariel Sharon Street

HaShahar Tower, 16th Floor

Givatayim Israel 5320047

Ladies and Gentlemen:

Re: Registration Statement on Form F-1

We have acted as Israeli counsel for Therapix Biosciences Ltd., an Israeli company (the “Company”) in connection with a registration statement on Form F-1 (Registration Statement No. 333-236175) (as amended through the date hereof, the “Registration Statement”) filed by the Company with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) for the registration and proposed offering and sale by the Company (the “Offering”) under the Registration Statement of up to a maximum, aggregate amount of $2,000,000 of units, with each unit consisting of (a) one series A pre-funded warrant to purchase one American Depositary Share (the “ADS”), each representing forty (40) ordinary shares, par value NIS 0.10, of the Company (the “Ordinary Shares”) (the “Pre-Funded Warrant”), and (b) one series B warrant to purchase one ADS (the “Series B Warrant” and together with the Pre-Funded Warrant, the “Warrants”). The ADSs issuable from time to time upon exercise of the Pre-Funded Warrants and the Series B Warrants, and the Ordinary Shares underlying the ADSs are also being offered under the Offering (the “Underlying Warrants Shares”). The purchase of the Pre-Funded Units under the Offering entails entering into a securities purchase agreement, a Pre-Funded Warrant agreement and a Series B Warrant agreement with the Company (together - (the “Securities Purchase Agreement”).

In rendering the opinion set forth below, we have examined and relied upon originals, photocopies or copies, certified or otherwise identified to our satisfaction, of the Prospectus Supplement, the Company’s Articles of Association as amended, resolutions of the Board of Directors (the “Board”) and the resolutions of the committees of the Board which have heretofore been approved and relate to the Offering and such statutes, regulations, corporate records, documents, certificates and such other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company as we have deemed relevant and necessary as a basis for the opinions hereafter set forth. We have also made inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereafter set forth. In such examination, we have assumed, without independent investigation: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of such latter documents; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the corporate records, documents, certificates and instruments we have reviewed; (iv) the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof; and (iv) the legal capacity of all natural persons. With respect to the Securities Purchase Agreement which is governed by and construed in accordance with the laws of the State of New York, we have assumed that these agreements comply with and do not violate the laws of the State of New York. As to all questions of fact material to this opinion that have not been independently established, we have relied upon representations, certificates or comparable documents of officers and representatives of the Company.

Members of our firm are admitted to the Israel Bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of Israel and have not, for the purpose of giving this opinion, made any investigation of the laws of any other jurisdiction than the State of Israel. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

Based upon and subject to the foregoing, we are of the opinion that the Underlying Warrants Shares, when issued and sold by the Company and delivered by the Company against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement, the Warrants and the Securities Purchase Agreement, will be duly authorized and validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use and to the reference to our firm appearing under the caption “Legal Matters” and “Enforceability of Civil Liabilities” in the Registration Statement. In giving this consent, we do not thereby admit that we are “experts” within the meaning of such term as used in the Securities Act or within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may hereafter be brought to our attention after the date of the prospectus supplement that may alter, affect, or modify the opinions expressed herein.

This opinion letter is being furnished only to the addressees in connection with the transactions described above and is solely for their benefit. This document may not be provided to any other person or relied upon or quoted for any other purpose or by any other person without our prior written consent, except that this opinion may be relied upon by purchasers and holders of the Units currently entitled to rely on it pursuant to applicable provisions of Israeli companies law and/or US federal securities law.

Sincerely yours,

/s/ Horn & Co. - Law Offices